UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 3, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

As previously disclosed, TNP Strategic Retail Trust, Inc. (the “Company”), TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), TNP SRT Secured Holdings, LLC, a wholly-owned subsidiary of the Operating Partnership (“TNP SRT Holdings”), Thompson National Properties, LLC, the Company’s sponsor (“TNP”), Anthony W. Thompson, the Company’s chairman and chief executive officer, AWT Family Limited Partnership, a California limited partnership controlled by Mr. Thompson (“AWT”), and TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC and TNP SRT Pinehurst East, LLC, each a wholly-owned subsidiary of TNP SRT Holdings (collectively the “Borrower Subsidiaries”), are party to a revolving credit agreement (the “Credit Agreement”) with KeyBank National Association (“Keybank”), which established a revolving credit facility with an initial maximum aggregate commitment of $35,000,000. As previously disclosed, on May 26, 2011, the Credit Agreement was amended to increase the maximum aggregate commitment of KeyBank under the Credit Agreement from $35 million to $38 million (such increase, the “Temporary Increase”) and to provide that the Temporary Increase would be available until July 26, 2011, at which time any amounts outstanding under the Credit Agreement in excess of $35 million would become immediately due and payable in full.

On August 3, 2011, the Company, the Operating Partnership, TNP, Anthony W. Thompson, AWT, TNP SRT Holdings, the Borrower Subsidiaries and KeyBank entered into an Amendment to the Credit Agreement (the “Amendment”), effective as of June 30, 2011. The Amendment extends the maturity date of the Temporary Increase from July 26, 2011 to August 26, 2011. In addition, the Amendment provides that (i) the B tranche of the credit facility matured on June 30, 2011, (ii) the sum of $1,967,763 the remaining balance of outstanding loans under the B tranche of the credit facility, is deemed to be a loan under the A tranche of the credit facility as of June 30, 2011, (iii) TNP, Mr. Thompson and AWT are released from their joint and several guaranty of the payment of all borrowings under the B tranche of the credit facility as of June 30, 2011, and (iv) all liens and security interests of KeyBank and the other lenders named in the Credit Agreement in the Tranche B Collateral (as defined in the Credit Agreement) automatically terminated as of June 30, 2011. The Amendment further provides that so long as the outstanding principal balance of the A tranche of the credit facility is greater than $35 million, subject to certain exceptions, the Company will apply 100% of the net proceeds of all equity issuances to repay A tranche loans.

The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Advisory Agreement

As previously disclosed, the Company, the Operating Partnership and TNP Strategic Retail Advisor, LLC (the “Advisor”) are party to an Amended and Restated Advisory Agreement, dated as of August 7, 2010 (the “Advisory Agreement”), which provides for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor.

On August 7, 2011, the Company, the Operating Partnership and the Advisor entered into Amendment No. 1 to the Advisory Agreement (the “Advisory Agreement Amendment”), effective as of August 7, 2011, in order to renew the term of the Advisory Agreement for an additional one-year term expiring on August 7, 2012.

The material terms of the Advisory Agreement Amendment described herein are qualified in their entirety by the Advisory Agreement Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment to Credit Agreement, effective as of June 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP, Thompson National Properties, LLC, Anthony W. Thompson, AWT Family Limited Partnership and KeyBank National Association

10.2	Amendment No. 1 to Amended and Restated Advisory Agreement, dated August 7, 2011 and effective as of August 7, 2011, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date:August 9, 2011	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to Credit Agreement, effective as of June 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP, Thompson National Properties, LLC, Anthony W. Thompson, AWT Family Limited Partnership and KeyBank National Association

10.2	Amendment No. 1 to Amended and Restated Advisory Agreement, dated August 7, 2011 and effective as of August 7, 2011, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC